Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-200615 of Kite Pharma, Inc. on Form S-1 of our report dated April 4, 2014, on the financial statements of Kite Pharma, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

New York, New York

December 9, 2014